UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2017

CHAPARRAL ENERGY, INC.

(Exact name of Registrant as specified in its charter)

Delaware	333-134748	73-1590941
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Cedar Lake Boulevard Oklahoma City, OK	73114
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (405) 478-8770

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Management Incentive Plan

On August 9, 2017 (the “Effective Date”), Chaparral Energy, Inc. (the “Company”) adopted the Chaparral Energy, Inc. Management Incentive Plan (the “Incentive Plan”). The Incentive Plan will assist the Company and its affiliates in attracting and retaining highly qualified officers, directors and employees to align their financial interests with the financial interests of the Company’s stockholders. The selection of participants in the Incentive Plan, the awards granted to those participants, and the vesting and other terms of the awards granted will be determined by the Compensation Committee (the “Compensation Committee”) of the Board of Directors of the Company (the “Board”), another committee of the Board designated by the Board or the Board. The Incentive Plan provides for the following types of awards:

•	Options;

•	Stock Appreciation Rights;

•	Restricted Stock;

•	Restricted Stock Units;

•	Performance Awards; and

•	Stock Awards and Other Incentive Awards.

The aggregate number of shares of Class A common stock, par value $0.01 per share, reserved for issuance pursuant to the Incentive Plan is 3,388,832. The Incentive Plan expires on, and no new awards may be granted after, the tenth anniversary of the Effective Date, unless earlier terminated by the Board. Capitalized terms used but not defined in this section shall have the meanings given to them in the Incentive Plan.

The Incentive Plan contemplates that any award granted under the plan may provide for the earlier termination of restrictions and acceleration of vesting in the event of a Change in Control, as may be described in the particular award.

The description of the Incentive Plan in this report is qualified in its entirety by reference to the full text of the Incentive Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02.

Adoption of Form Award Agreements

In accordance with the Incentive Plan, effective August 9, 2017, the Board approved the form of Time Vesting Restricted Stock Award Agreement (the “Time Vesting Award Agreement”) and the form of Time Performance Vesting Restricted Stock Award Agreement (the “Time Performance Vesting Award Agreement” and, together with the Time Vesting Award Agreement, the “Award Agreements”).

The Time Vesting Award Agreement provides that the restricted stock vest in three equal installments on an annual basis (or, if applicable, earlier with respect to the first installment), subject to the participant’s continuous service with the Company through each applicable vesting date. Within one year of the occurrence of a Change in Control, if the participant’s employment is terminated by the Company without Cause or by participant for Good Reason, the award shall vest in full, subject to the participant’s continuous service with the Company until such termination of employment.

The Time Performance Vesting Award Agreement provides that (i) 75% of the restricted stock vest in three equal installments on an annual basis (or, if applicable, earlier with respect to the first installment), and (ii) 25% of the restricted stock vest upon attainment of specified performance targets, in each case subject to the participant’s continuous service with the Company through each applicable vesting date. Within one year of the occurrence of a Change in Control, if the participant’s employment is terminated by the Company without Cause or by participant for Good Reason, the award shall vest in full, subject to the participant’s continuous service with the Company until such termination of employment.

Capitalized terms used but not defined in this section shall have the meanings given to them in the respective Award Agreements.

The description of the Award Agreements in this report is qualified in its entirety by reference to the full text of the form of Award Agreements, which are filed as Exhibit 10.2 and Exhibit 10.3 to this Current Report on Form 8-K and are incorporated by reference into this Item 5.02.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Chaparral Energy, Inc. Management Incentive Plan.

10.2	Form of Time Vesting Restricted Stock Award Agreement.

10.3	Form of Time Performance Vesting Restricted Stock Award Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAPARRAL ENERGY, INC.

By:	/s/ Joseph O. Evans
Name:	Joseph O. Evans
Title:	Chief Financial Officer and Executive Vice President

Date: August 15, 2017

EXHIBIT INDEX

Exhibit Number	Description

10.1	Chaparral Energy, Inc. Management Incentive Plan.

10.2	Form of Time Vesting Restricted Stock Award Agreement.

10.3	Form of Time Performance Vesting Restricted Stock Award Agreement.